UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

March 14, 2012

Date of Report (Date of earliest event reported)

CLEARWIRE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-34196	56-2408571
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1475 120th Avenue Northeast, Bellevue, WA	98005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (425) 216-7600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Securities Purchase Agreement

On March 15, 2012, Clearwire Corporation (“Clearwire”) and Clearwire Communications LLC (“Clearwire Communications”) entered into securities purchase agreements with certain institutional investors, pursuant to which Clearwire will sell shares of Class A Common Stock for an aggregate price of $83.5 million (the “Purchase Price”) and Clearwire Communications will repurchase $100.0 million in aggregate principal amount of its 8.25% exchangeable notes due 2040 for a total price equal to the Purchase Price. Clearwire intends to use the proceeds of the sale of the Class A Common Stock to contribute to Clearwire Communications to allow it to repurchase $100.0 million in aggregate principal amount of its 8.25% exchangeable notes due 2040, plus accrued but unpaid interest thereon to, but excluding, March 22, 2012, held by the institutional investors. The price per share will be determined based upon the daily volume weighted average price of our Class A Common Stock on the NASDAQ Global Select Market for the five trading days commencing March 15, 2012, subject to a minimum price and a maximum price per share. The total number of shares sold will be equal to the quotient obtained by dividing the Purchase Price by the price per share, and will be between 37,964,015 and 41,760,417 shares.

The shares of Class A Common Stock will be issued pursuant to an effective shelf registration statement filed with the U.S. Securities and Exchange Commission. The consent of our auditors, Deloitte & Touche, LLP, is attached hereto as Exhibit 23.1.

Wholesale Agreement

On March 14, 2012, Clearwire announced that they had entered into a five-year wholesale agreement with Cricket Communications, Inc. (“Cricket”), a leading provider of innovative and value-driven wireless services. With the agreement, Cricket will become the second operator signed on to leverage Clearwire’s forthcoming LTE Advanced-ready network, which will provide capacity off-load services to supplement Cricket’s own LTE network.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements which are based on management’s current expectations and beliefs, as well as on a number of assumptions concerning future events made with information that is currently available. Forward-looking statements may include, without limitation, expectations regarding the companies’ respective network development and market launch plans and the provision of wholesale roaming services under the agreement being entered into. The words “will,” “would,” “may,” “should,” “estimate,” “project,” “forecast,” “intend,” “expect,” “believe,” “target,” “designed,” “plan” and similar expressions are intended to identify forward-looking statements. Readers are cautioned not to put undue reliance on such forward- looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors, which could cause actual results to differ materially and adversely from such statements. For a more detailed description of the factors that could cause such differences, please refer to the filings made by Clearwire and Cricket’s parent company, Leap Wireless International, Inc., with the Securities and Exchange Commission, including the information under the heading “Risk Factors” in the parties’ respective Annual Reports on Form 10-K. The parties assume no obligation to update or supplement such forward-looking statements.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
23.1	Consent of Deloitte & Touche LLP.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEARWIRE CORPORATION

Dated: March 15, 2012	By:	/s/ Hope F. Cochran
Hope F. Cochran
Chief Financial Officer